Exhibit 4.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”).  THE PROMISSORY NOTE MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF THE FOLLOWING: (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PROMISSORY NOTE UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

GANDER MOUNTAIN COMPANY

PROMISSORY NOTE

Due: December 31, 2008

$5,000,000.00	Original Issue Date: June 9, 2008

Promissory Note No.: 1

For value received, the undersigned, Gander Mountain Company, a Minnesota corporation (the “Company”), hereby promises to pay to the order of GRATCO LLC (the “Lender”), at the Company’s principal office in the City of Saint Paul, Minnesota, the principal sum of $5,000,000.00, plus all accrued and unpaid interest thereon, in lawful money of the United States on December 31, 2008 (the “Maturity Date”), together with interest on the unpaid principal amount thereof, as more fully provided below.

The interest rate per annum for this Promissory Note (the “Note”) will initially be as set forth on SCHEDULE I.  The amount of interest for each day this Note is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of this Note.  The amount of interest to be paid on this Note for each Interest Period (as defined below) will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

Interest on this security will be paid on each October 31 and April 30, commencing on the first of such dates following issuance of this security, and at maturity.  Each of these dates on which interest will be paid is referred to as an “Interest Payment Date.”  If an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the following day that is a Business Day.

On each Interest Payment Date, the Company will pay interest for the period commencing on the next day immediately following the most recent Interest Payment Date and ending on the then-current Interest Payment Date.  This period is referred to as an “Interest Period.”  The first Interest Period will begin on and include the date of issuance of this security and, subject to the immediately preceding paragraph, will end on and include the first Interest Payment Date.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 4.876545% (or .04876545) being rounded to 4.87655% (or .0487655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on this Note will in no event be higher than the maximum rate permitted by Minnesota law as the same may be modified by United States law of general application.

All calculations of the Company, in the absence of manifest error, shall be conclusive for all purposes.

Any amounts to be paid on this Note will be payable by the Company in cash, by check or by wire transfer to the holder of this Note to such account as the holder may request.

This Note has been issued under the terms and provisions of a Term Loan Agreement (the “Loan Agreement”), dated as of June 9, 2008, among the Company and the Lenders named on the signature pages thereto, as may be amended from time to time.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Loan Agreement.

1

Upon the occurrence of any one or more of the Events of Default specified in Article VI of the Loan Agreement, all amounts then remaining unpaid on this Note, including any accrued but unpaid interest, may be declared to be or shall become immediately due and payable as provided in the Loan Agreement.  In addition, from and after receipt of written notice to the Company from the holder following the occurrence of an Event of Default, and during the continuation thereof, the rate per annum at which interest shall accrue on the unpaid principal balance hereof shall increase by 2%.

This Note is subject to the following additional provisions, terms and conditions:

1.             CHANGE IN CONTROL.  In the event of a Change in Control, the holder hereof shall have the option (the “Change in Control Option”) to (a) have this Note assumed by the surviving entity or (b) require that this Note be redeemed by the Company in whole (but not in part) at 100% of the outstanding unpaid principal amount, plus all unpaid interest accrued thereon to the effective date of the Change in Control.  The Company shall give the holder of this Note written notice of such impending transaction not later than 20 days prior to the shareholders’ meeting of the Company called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier.  The notice shall give the proposed effective date of the transaction (the “Effective Date”) and shall describe the material terms and conditions of the transaction.  Any election to exercise the Change in Control Option shall be made by the holder hereof giving written notice thereof to the Company at least five days before the Effective Date (if no such notice is given, the Company shall be entitled to elect one of these options).  Upon receipt of such notice, the Company shall, on the Effective Date, take the action selected or applicable under this Section.

2.             RESALE RESTRICTIONS.  The holder of this Note covenants and agrees that it is subject to the resale restrictions set forth in Section 2.8 of the Loan Agreement.

3.             PREPAYMENT.  The Company may prepay this Note, upon providing the holder five calendar days written notice prior to the date of prepayment, in whole or in part at any time without penalty; provided, that any such prepayment will be applied first to interest accrued and unpaid on the principal amount being repaid and second, if the amount of prepayment exceeds the amount of all such accrued and unpaid interest, to the repayment of the unpaid principal amount.

4.             WAIVER OF PRESENTMENT.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

5.             MISCELLANEOUS.

(a)           NOTICES.  Any notice, request or other communication required or permitted hereunder will be given in accordance with the Loan Agreement.

(b)           NO RIGHTS AS SHAREHOLDERS.  This Note will not entitle any holder hereof to any of the rights of a shareholder of the Company.

(c)           GOVERNING LAW; JURISDICTION.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Minnesota with respect to any dispute arising under this Note.  The parties also agree that any disputes arising under this Note will be exclusively venued in the United States federal and state courts located in the State of Minnesota, except for actions or proceedings regarding the enforcement of awards or judgments.

(d)           HEADINGS.  The headings of this Note are for convenience of reference only, are not part of this Note and do not affect its interpretation.

(e)           SUITS FOR ENFORCEMENT.  In case any one or more Events of Default shall have occurred and be continuing, the holder of this Note may proceed to protect and enforce its rights under this Note by suit in equity or action at law.  It is agreed that in the event of such action the holder of the Note shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

[Reminder of Page Left Blank Intentionally — Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the issue date.  Receipt of this Note constitutes the Lender’s acceptance of the terms hereof.

GANDER MOUNTAIN COMPANY
a Minnesota corporation

By:
Robert J. Vold
Senior Vice President and Chief Financial Officer

SCHEDULE I

TO PROMISSORY NOTE

INTEREST RATE SCHEDULE

Period	Interest Rate (per annum)
June 9, 2008 through August 2, 2008	5.16%
August 3, 2008 through November 1, 2008	1 year LIBOR as of August 2, 2008, plus 1.0%
November 2, 2008 through December 31, 2008	1 year LIBOR as of November 1, 2008, plus 1.0%
After December 31, 2008	1 year LIBOR as of the last day of the most recently completed fiscal quarter of the Company, plus 1.0%

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THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”).  THE PROMISSORY NOTE MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF THE FOLLOWING: (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PROMISSORY NOTE UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

GANDER MOUNTAIN COMPANY

PROMISSORY NOTE

Due: December 31, 2008

$5,000,000.00	Original Issue Date: June 9, 2008

Promissory Note No.: 2

For value received, the undersigned, Gander Mountain Company, a Minnesota corporation (the “Company”), hereby promises to pay to the order of HOLIDAY COMPANIES (the “Lender”), at the Company’s principal office in the City of Saint Paul, Minnesota, the principal sum of $5,000,000.00, plus all accrued and unpaid interest thereon, in lawful money of the United States on December 31, 2008 (the “Maturity Date”), together with interest on the unpaid principal amount thereof, as more fully provided below.

The interest rate per annum for this Promissory Note (the “Note”) will initially be as set forth on SCHEDULE I.  The amount of interest for each day this Note is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of this Note.  The amount of interest to be paid on this Note for each Interest Period (as defined below) will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

Interest on this security will be paid on each October 31 and April 30, commencing on the first of such dates following issuance of this security, and at maturity.  Each of these dates on which interest will be paid is referred to as an “Interest Payment Date.”  If an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the following day that is a Business Day.

On each Interest Payment Date, the Company will pay interest for the period commencing on the next day immediately following the most recent Interest Payment Date and ending on the then-current Interest Payment Date.  This period is referred to as an “Interest Period.”  The first Interest Period will begin on and include the date of issuance of this security and, subject to the immediately preceding paragraph, will end on and include the first Interest Payment Date.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 4.876545% (or .04876545) being rounded to 4.87655% (or .0487655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on this Note will in no event be higher than the maximum rate permitted by Minnesota law as the same may be modified by United States law of general application.

All calculations of the Company, in the absence of manifest error, shall be conclusive for all purposes.

Any amounts to be paid on this Note will be payable by the Company in cash, by check or by wire transfer to the holder of this Note to such account as the holder may request.

This Note has been issued under the terms and provisions of a Term Loan Agreement (the “Loan Agreement”), dated as of June 9, 2008, among the Company and the Lenders named on the signature pages thereto, as may be amended from time to time.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Loan Agreement.

1

Upon the occurrence of any one or more of the Events of Default specified in Article VI of the Loan Agreement, all amounts then remaining unpaid on this Note, including any accrued but unpaid interest, may be declared to be or shall become immediately due and payable as provided in the Loan Agreement.  In addition, from and after receipt of written notice to the Company from the holder following the occurrence of an Event of Default, and during the continuation thereof, the rate per annum at which interest shall accrue on the unpaid principal balance hereof shall increase by 2%.

This Note is subject to the following additional provisions, terms and conditions:

1.             CHANGE IN CONTROL.  In the event of a Change in Control, the holder hereof shall have the option (the “Change in Control Option”) to (a) have this Note assumed by the surviving entity or (b) require that this Note be redeemed by the Company in whole (but not in part) at 100% of the outstanding unpaid principal amount, plus all unpaid interest accrued thereon to the effective date of the Change in Control.  The Company shall give the holder of this Note written notice of such impending transaction not later than 20 days prior to the shareholders’ meeting of the Company called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier.  The notice shall give the proposed effective date of the transaction (the “Effective Date”) and shall describe the material terms and conditions of the transaction.  Any election to exercise the Change in Control Option shall be made by the holder hereof giving written notice thereof to the Company at least five days before the Effective Date (if no such notice is given, the Company shall be entitled to elect one of these options).  Upon receipt of such notice, the Company shall, on the Effective Date, take the action selected or applicable under this Section.

2.             RESALE RESTRICTIONS.  The holder of this Note covenants and agrees that it is subject to the resale restrictions set forth in Section 2.8 of the Loan Agreement.

3.             PREPAYMENT.  The Company may prepay this Note, upon providing the holder five calendar days written notice prior to the date of prepayment, in whole or in part at any time without penalty; provided, that any such prepayment will be applied first to interest accrued and unpaid on the principal amount being repaid and second, if the amount of prepayment exceeds the amount of all such accrued and unpaid interest, to the repayment of the unpaid principal amount.

4.             WAIVER OF PRESENTMENT.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

5.             MISCELLANEOUS.

(a)           NOTICES.  Any notice, request or other communication required or permitted hereunder will be given in accordance with the Loan Agreement.

(b)           NO RIGHTS AS SHAREHOLDERS.  This Note will not entitle any holder hereof to any of the rights of a shareholder of the Company.

(c)           GOVERNING LAW; JURISDICTION.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Minnesota with respect to any dispute arising under this Note.  The parties also agree that any disputes arising under this Note will be exclusively venued in the United States federal and state courts located in the State of Minnesota, except for actions or proceedings regarding the enforcement of awards or judgments.

(d)           HEADINGS.  The headings of this Note are for convenience of reference only, are not part of this Note and do not affect its interpretation.

(e)           SUITS FOR ENFORCEMENT.  In case any one or more Events of Default shall have occurred and be continuing, the holder of this Note may proceed to protect and enforce its rights under this Note by suit in equity or action at law.  It is agreed that in the event of such action the holder of the Note shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

[Reminder of Page Left Blank Intentionally – Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the issue date.  Receipt of this Note constitutes the Lender’s acceptance of the terms hereof.

GANDER MOUNTAIN COMPANY
a Minnesota corporation

By:
Robert J. Vold
Senior Vice President and Chief Financial Officer

SCHEDULE I

TO PROMISSORY NOTE

INTEREST RATE SCHEDULE

Period	Interest Rate (per annum)
June 9, 2008 through August 2, 2008	5.16%
August 3, 2008 through November 1, 2008	1 year LIBOR as of August 2, 2008, plus 1.0%
November 2, 2008 through December 31, 2008	1 year LIBOR as of November 1, 2008, plus 1.0%
After December 31, 2008	1 year LIBOR as of the last day of the most recently completed fiscal quarter of the Company, plus 1.0%

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